UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): October 20, 2009

001-33635

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On October 20, 2009, Cardium Therapeutics, Inc. (“Cardium”) issued a press release announcing that it had completed its previously announced $6.0 million registered direct offering of common stock to selected investors. The securities in the offering included an estimated 4,615,385 shares of Cardium common stock at a price of $1.30 and warrants to purchase up to 3,000,000 shares of Cardium common stock at an exercise price of $1.40. The warrants are exercisable six months after the date of issuance, and will expire six years from the date they are first exercisable. The transaction resulted in net proceeds to the company of $5.5 million after fees and expenses. The offering was made pursuant to a shelf registration statement that was filed by Cardium Therapeutics with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on August 15, 2007. Details concerning the terms of the financing and the warrants can be found in the Company’s Current Report on Form 8-K filed with the SEC on October 15, 2009 at www.sec.gov.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press Release of Cardium issued on October 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: October 20, 2009	By:	/s/ CHRISTOPHER J. REINHARD
Christopher J. Reinhard
Chief Executive Officer